UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: September 4, 2009
(Date of earliest event reported)
Energy, Inc.
(Exact name of registrant as specified in its charter)

Montana	0-14183	27-0573782
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 First Avenue South, Great Falls, Montana	59401
(Address of principal executive offices)	(Zip Code)
(406) 791-7500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 4, 2009, the board of directors of Energy, Inc. (the “Company”) appointed Gregory J. Osborne to fill a vacancy on the Company’s board. The board also nominated Mr. Osborne for election at the Company’s upcoming annual meeting of shareholders. Mr. Osborne has not been named to any committees of the board at this time.
Gregory Osborne, 30, has been president and chief operating officer of John D. Oil and Gas Company, a publicly-held oil and gas exploration company, since April 2006 and a director of John D. Oil and Gas since February 2006. From 2003 until joining John D. Oil and Gas, he was president of Great Plains Exploration LLC, an oil and gas exploration company based in Mentor, Ohio that owns and operates oil and gas wells. From 2001 until joining Great Plains, he served as executive vice president of Orwell Natural Gas Company, a regulated gas public utility company operating in Ohio. He is a director of Corning Natural Gas Corporation, a publicly held public utility company in Corning, New York, and a trustee of the Ohio Oil and Gas Association. He is the son of Richard M. Osborne, the Company’s chairman and chief executive officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy, Inc.
By:	/s/ Thomas J. Smith
Name:	Thomas J. Smith
Title:	Vice President and Chief Financial Officer

Dated: September 8, 2009

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